EXHIBIT 10.1

AGREEMENT

This is an agreement between TBG Holdings Corporation, a Florida corporation (“TBG”), B. Allen Brown (“Brown”), R3 Accounting LLC, a Florida limited liability company (“R3”), Railmark Holdings Incorporated, an Indiana corporation (“Railmark”), Train Travel Holdings, Inc., a Florida corporation (“TTHI”), Train Travel Holdings, Inc., a Nevada corporation (“TTHX”) and exclusive of Brown, the other holders of Railmark common and preferred stock (the “Railmark Holders”) listed on the attachment to this Agreement made this 2nd day of October 2014.

WHEREAS, TBG owns 600,000 shares of unregistered TTHX Series A Preferred Stock (“Preferred Stock”), which shares have super voting and conversion privileges; and

WHEREAS, Brown owns 3,300,000 shares of unregistered TTHX common stock (the “Brown TTHX Shares”); and

WHEREAS, Brown is the controlling shareholder of Railmark, owning more than 90% of Railmark’s common stock and more than 90% of Railmark’s preferred stock; and

WHEREAS, Railmark is a private company engaged in the railroad industry in the following areas:  rail operations, rail logistics, railcar repair, track construction and repair and rail development and planning; and

WHEREAS, TTHX is a publicly traded company seeking to acquire, develop and operate passenger railroads; and

WHEREAS TTHX owes TTHI $400,000 pursuant to a convertible note with approximately $185,463.00 outstanding as of August 25, 2014;  of that amount constituting the cash portion of the convertible note (“Convertible Note”); and

WHEREAS, TTHX owes fees to R3 and TBG in the aggregate amount of approximately $530,000 (“Fees Payable”); and

WHEREAS, it is the intention of the parties (i) that Brown will become the president and director of TTHX; (ii) that Brown will acquire the Preferred Stock from TBG in consideration for the Brown TTHX Shares; (iii) that the shareholders of Railmark become the controlling shareholders of TTHX; and (iv) that upon the delivery of Railmark financial statements in the form required by the SEC and as set forth herein that TTHX acquires the Railmark common and preferred stock (the “Railmark Shares”); and

WHEREAS, this Agreement supersedes the agreement dated August 25, 2014 by and between Railmark, TTHX and TBG (the “August Agreement”) and the August Agreement is null and void.

NOW, THEREFORE, the parties agree as follows:

1.

Exchange of Shares

1.1

Exchange.  On the date hereof and subject to the terms and conditions of this Agreement, TBG shall sell, assign, transfer and deliver to Brown the Preferred Stock at the closing provided for in Section 1.3 hereof (the “Initial Closing”), free and clear of all liens, charges or encumbrances of whatsoever nature.

1.2

Consideration.  In consideration for the Preferred Stock, Brown shall sell, assign, transfer and deliver to TBG the Brown TTHX Shares at the Initial Closing, free and clear of all liens, charges or encumbrances of whatsoever nature.

1.3

Initial Closing.  Except for the TTHX acquisition of Railmark (the “Railmark Acquisition”) and subject to the terms and conditions of this Agreement, the Initial Closing shall take place at the offices of TBG on October 2, 2014 or at such other date as agreed by the parties but no later than October 7, 2014.

2.

Change of Control of TTHX

2.1

Resignations.  At the Initial Closing the current officers and directors of TTHX shall each resign their respective positions.

2.2

Appointments.  At the Initial Closing the following persons shall be appointed and serve in the positions as follows:

B. Allen Brown

President, CEO and director

Hamon Fytton

Secretary and director

Mark Lundquist

Director

Lou Schillinger

Director

2.3

Principal Office.  At the Initial Closing the principal office of TTHX shall be changed to 50244 Dennis Court, Wixon, Michigan 48393.

3.

Convertible Note Payable to TTHI

3.1

Amount.  As of the date hereof TTHX owed TTHI $185,463.00 for advances and professional services. TTHI may make additional advances to TTHX (the “TTHI Obligation”).

3.2

Convertible Promissory Note.  At or prior to Initial Closing the TTHI Obligation shall be recast as a Convertible Promissory Note in the form attached hereto, which Note shall be secured by the assets of TTHX.

4.

Obligations to R3 Accounting

4.1

Amount.  As of the date hereof TTHX owes fees to R3 of $22,337.00 (“R3 Fees”).

4.2

Conversion.  At or prior to the Initial Closing R3 shall convert the amount of its outstanding fees into 223,370 shares of TTHX common stock at $0.10 per share.

4.3

Issuance.  The TTHX shares to be issued to R3, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and non assessable.

5.

Obligation to TBG

5.1

Amount.  As of the date hereof TTHX owes fees to TBG in the amount of $505,705 (“TBG Fees”).

5.2

Conversion.  At or prior to the Initial Closing TBG shall convert the amount of its outstanding fees into shares of 5,057,050 shares of TTHX common stock at $0.10 per share.

5.3

Issuance.  The TTHX shares to be issued to TBG, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and non-assessable.

6.

Acquisition of Railmark

6.1

Agreement.  Subject to the terms and conditions of this Agreement, TTHX shall acquire all of the outstanding shares of Railmark in consideration for 550,000 shares of TTHX (the “Railmark Acquisition”). At the closing, Railmark’s Shareholder loans will be deemed satisfied in full and all parties agree that any necessary documentation, agreements, notices of satisfaction of outstanding notes required will be part of this closing and shall be fully executed.

6.2

Closing.  The Closing for the Railmark Acquisition (“Railmark Closing”) shall take place at the offices of TBG at the earlier of (i) the date when Railmark delivers the Railmark financial statements to TBG (described in 6.4 below) (“Financial Statements”) or December 31, 2014 (“Railmark Closing Date”).

6.3

Financial Statements.  The Railmark Financial Statements shall include the following financial information prepared by an independent public accounting firm (PCAOB approved) in accordance with Generally Accepted Accounting Principles (“GAAP”) and the Securities and Exchange Commission (“SEC”) rules pertaining to an acquisition:

(i)

Audited balance sheet and statements of income, changes in stockholders’ equity and cash flow as of and for the fiscal years ended December 31, 2013 and December 31, 2012

(ii)

Unaudited balance sheet and statements of income, changes in stockholders’ equity and cash flow for the quarters ended September 30, 2014

(iii)

Unaudited pro forma financial information as required by SEC Rules pertaining to an acquisition.

6.4

Failure to Deliver Financial Statements.  If for any reason Railmark is unable to deliver the Financial Statements as provided in 6.2 and 6.3 hereof, TBG shall be entitled to the immediate return of the Preferred Stock, TBG shall return the Brown TTHX Shares, and TTHX shall return the Railmark Shares.

7.

Conduct of Business of TTHX

7.1

General Statements.  It is the intention of the parties that if the Railmark Financial Statements are not delivered on or prior to the Railmark Closing Date that the Railmark Acquisition be unwound (see 6.4 above) and that each of the parties be returned to their initial condition without there being any material adverse effect on TTHX.

7.2

SEC Compliance.  At any time prior to or following the Railmark Closing, TTHX, as controlled by Brown, shall conform in all respects with compliance with the federal securities laws, including an 8-K reflecting this transaction, the timely filing of quarterly financial results for the period ending September 30, 2014, the filing of the annual 10-K report for the period ending December 31, 2014 and other reports and maintaining controls required by SEC.

7.3

Restrictions.  To facilitate the intent of the parties, from the date hereof until the Railmark Closing, neither TTHX nor Railmark shall not, without the written consent of TBG, engage in the following:

(i)

any change or amendment in its Articles of Incorporation and/or Bylaws;

(ii)

any reclassification, split-up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;

(iii)

any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

(iv)

the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses);

(v)

any acceleration, termination, modification, or cancellation of any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) to which it is a party or by which it is bound;

(vi)

any security interest or encumbrance imposed upon any of its assets, tangible or intangible;

(vii)

any capital expenditure (or series of related capital expenditures);

(viii)

any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person or entity (or series of related capital investments, loans and acquisitions);

(ix)

any issuance of any note, bond or other debt security, or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(x)

any delay or postponement of the payment of accounts payable or other liabilities;

(xi)

any cancellation, compromise, waiver or release of any right or claim (or series of related rights and claims);

(xii)

any loan to, or any entrance into any transaction involving more than $2,500;

(xiii)

any compensation of any of its directors, officers and employees;

(xiv)

any taking of other action or entrance into any other transaction other than in the ordinary course of business, or entrance into any transaction with any insider of Railmark, except as disclosed in this Agreement and any disclosures schedules;

(xv)

the entry into any agreement or commitment which is not terminable by the earlier of the delivery of the Financial Statements or December 31, 2014;

(xvi)

any other event or occurrence that may have or could reasonably be expected to have a material adverse effect on TTHX (whether or not similar to any of the foregoing);

(xvii)

any change of any of its directors and officers.

8.

Representations and Warranties of Brown to TBG

Brown represents and warrants that with respect to the Brown TTHX Shares that:

(i)

The Brown TTHX Shares are owned beneficially by Brown, free and clear of any liens, charges or encumbrances of whatsoever nature;

(ii)

He has the full power and authority to execute and deliver the Brown TTHX Shares;

(iii)

The execution and delivery of the Brown TTHX Shares does not conflict with or result in a violation of any agreement or contract to which Brown is a party; and

(iv)

Brown (A) understands that the Preferred Stock is not registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Preferred Stock solely for its own account for investment purposes, and not with a view of distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters; (D) has received certain information concerning TTHX and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Preferred Stock and, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Preferred Stock. Brown is aware of the risk factors associated with the Preferred Stock.

9.

Representations and Warranties of TBG to Brown

TBG represents and warrants that with respect to the Preferred Stock that:

(i)

TBG is a corporation duly organized under the laws of Florida and it has the full power and authority to execute and deliver the Preferred Stock;

(ii)

The Preferred Stock is owned beneficially by TBG and is free and clear of all liens, charges or encumbrances of whatsoever nature;

(iii)

The execution and delivery of the Preferred Stock does not conflict with the provisions of TBG’s articles of incorporation or by-laws or conflict with or result in violation of any agreement or contract to which TBG is a party or is in violation of any statute or decree; and

(iv)

TBG (A) understands that the Brown TTHX Shares are not registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Brown TTHX Shares solely for its own account for investment purposes, and not with a view of distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters; (D) has received certain information concerning TTHX and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Brown TTHX Shares and, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Preferred Stock. TBG is aware of the risk factors associated with the Brown TTHX Shares.

10.

Representations and Warranties by Brown and Railmark to TTHX and TBG

10.1

Railmark and Brown, jointly and severally, hereby represent and warrant to TTHX and TBG as follows:

(a)

Railmark is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Railmark has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on Railmark. Railmark is not in violation of any of the provisions of its Articles of

Incorporation or by-laws. Attached is a copy of Railmark’s Articles of Incorporation and by-laws. Railmark has several subsidiaries listed in Exhibit A.

(b)

Railmark has the power and authority to execute and deliver this Agreement and any other agreements and undertakings referenced herein, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and any other agreements executed by Railmark in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of Railmark, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the rights of stockholders.

(c)

The execution and delivery by Railmark of this Agreement will not (i) conflict with, or result in any violation of, any provision of Railmark’s Articles of Incorporation or Bylaws, (ii) conflict with, or result in any violation of any lease, contract or other agreement or instrument, permit, concession, franchise or license of Railmark, or (iii) conflict with, or result in any violation of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Railmark or any of its properties or assets.

(d)

The Financial Statements of Railmark attached hereto as Exhibit 10.1(d) are not audited but reflect the current financial condition of Railmark and reflect, the financial condition of Railmark on the balance sheet dates and the results of its operations, cash flows and changes in stockholders’ equity for the periods then ended in accordance with GAAP, consistently applied. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Railmark.

(e)

Railmark has timely filed all tax returns which are complete, except for 2013.

(f)

Except as provided in Exhibit 10.1(f), Railmark has no employees and has no obligations to pay present or past employees or independent contractors.

(g)

Attached as Exhibit 10.1(g) is a list of all contracts and agreements to which Railmark is a party.

(h)

Railmark has no intellectual property, except for Trademarks listed in Exhibit A.

(i)

Railmark is in compliance with, and is not in violation of, applicable federal state, local or foreign statutes, laws and regulations affecting Railmark or its properties or the operation of its business. Railmark is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

(j)

Except as disclosed in the Railmark Financial Statements or by exhibit, there are no loans, leases or other contracts outstanding to which Railmark is a party. Railmark has an existing judgment in the amount of approximately $14,000.00.

(k)

Since the Financial Statements, there has not been:

(i)

any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Railmark;

(ii)

any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of Railmark;

(iii)

any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Railmark or any redemption, purchase or other acquisition of any such shares;

(iv)

any subjection to any lien on any of the assets, tangible or intangible, of Railmark;

(v)

any incurrence of indebtedness or liability or assumption of obligations by Railmark;

(vi)

any waiver or release by Railmark of any right of any material value;

(vii)

any compensation or benefits paid to officers or directors of Railmark;

(viii)

any change made or authorized in the articles of incorporation or bylaws of Railmark; or

(ix)

any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of Railmark.

(l)

Except as otherwise disclosed in the Railmark Financial Statements and except as incurred in the ordinary course of business since the date of the Financial Statements, Railmark does not have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. There is no pending proceeding that has been commenced against Railmark that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of Brown, no such proceeding has been threatened.

10.2

TTHX represents and warrants to Railmark Holders and Brown as follows:

(a)

TTHX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with the requisite power and authority to conduct its business as now being conducted and to own or use its properties and assets. TTHX is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except whether the failure to be so qualified or in good standing would have a material adverse effect on TTHX.

(b)

TTHX has the power and authority to execute and deliver this Agreement and any other agreements and undertakings referenced herein, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and any other agreements executed by Purchaser in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of TTHX, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the rights of stockholders.

(c)

The execution and delivery by TTHX of this Agreement will not (i) conflict with, or result in any violation of, any provision of Purchaser’s Articles of Incorporation or Bylaws, (ii) conflict with, or result in any violation of any lease, contract or other agreement or instrument, permit, concession, franchise or license of TTHI.

(d)

The authorized capital stock of TTHX is (i) 750,000,000 shares of common stock, of which 23,391,665  shares are issued and outstanding and (ii) 1,000,000 shares of preferred stock, 1,000,000 of which have been designated as Series A of which 600,000 are outstanding.

(e)

Information with respect to TTHX is set forth in its reports filed with SEC including its financial statements which are true and correct in all material respects. Since June 30, 2014, there has not been:

(i)

any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Purchaser;

(ii)

any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of Purchaser;

(iii)

any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Purchaser or any redemption, purchase or other acquisition of any such shares;

(iv)

any subjection to any lien on any of the assets, tangible or intangible, of Purchaser;

(v)

any incurrence of indebtedness or liability or assumption of obligations by Purchaser;

(vi)

any waiver or release by Purchaser of any right of any material value;

(vii)

any compensation or benefits paid to officers or directors of Purchaser; or

(viii)

any change made or authorized in the articles of incorporation or bylaws of Purchaser.

10.3

Brown and Railmark Holders represent and warrant to TBG and TTHX as follows:

(i)

The Railmark Shares are owned beneficially by each of Brown and the Railmark Holders free and clear of any liens, charges or encumbrances of whatsoever nature;

(ii)

Each has full power and authority to execute and deliver the Railmark Shares to Brown; and

(iii)

Brown and Railmark Holders (A) understand that the TTHX Stock is not registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the TTHX Stock solely for its own account for investment purposes, and not with a view of distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters; (D) has received certain information concerning TTHX and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the TTHX Stock and, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the TTHX Stock. Brown and Railmark Holders are aware of the risk factors associated with the TTHX Stock.

11.

File of Form 8-K

Within two business days of the date of this Agreement Brown shall cause TTHX to file a report on Form 8-K with respect to the disclosable items set forth in this Agreement.

12.

Unwind

If for any reason Railmark (i) shall fail to deliver its Financial Statements as provided for in this Agreement or (ii) has otherwise failed to timely file any report required by SEC or has breached any of the provisions of Section 7 (Conduct of Business), then and in that event and at the option of TBG, the following shall occur:

(i)

TBG shall provide Brown and TTHX with notice of the failure to deliver the Financial Statements or otherwise comply in all material respect with the provisions of this Agreement;

(ii)

On the fifth day following notice Brown shall deliver the Preferred Stock to TBG in deliverable form, free of all liens, charges or encumbrances of whatsoever nature and TBG shall deliver to Brown the Brown TTHX Shares in deliverable form, free and clear of liens, charges or encumbrances; and

(iii)

Brown shall cause to be delivered to TBG all TTHX documents.

13.

Delivery of Documents for the Initial Closing and Railmark Closing

13.1

At the Initial Closing provided for in 1.2, the following shall be made by:

TBG and TTHX shall deliver:

(i)

the Preferred Stock in deliverable form, free and clear of all liens, claims or encumbrances;

(ii)

the TTHX books and records;

(iii)

resignation of TTHX officers and directors; and

(iv)

Convertible Promissory Note.

Brown shall deliver the Brown TTHX Shares in deliverable form.

13.2

At the Railmark Closing the following deliveries shall be made:

TTHX shall deliver 550,000 shares of its unregistered common stock in deliverable form, free of all liens, charges or encumbrances of whatsoever nature, as instructed by Brown.

Brown and Holders shall deliver to TTHX all shares of its Railmark Shares in deliverable form, free of all liens, charges or encumbrances of whatsoever nature.

14.

Miscellaneous

14.1

Notices. All notices, requests, and other communications shall be deemed to be duly given if sent by confirmed facsimile transmission, email or receipted overnight courier addressed to the other party at the address as set forth below:

If to TBG:

TBG Holdings Corp., a Florida corporation

2929 E. Commercial Blvd., PH-D

Ft Lauderdale, FL 33308

________________

Attn:  Timothy Hart

Email: THart@R3Accounting.com

If to R3:

R3 Accounting LLC., a Florida limited liability company

2929 E. Commercial Blvd., PH-D

Ft Lauderdale, FL 33308

________________

Attn:  Timothy Hart

Email: THart@R3Accounting.com

If to TTHI:

Train Travel Holdings, Inc., a Florida corporation

2929 E. Commercial Blvd., PH-D

Ft Lauderdale, FL 33308________________

Attn:  Timothy Hart

Email: THart@R3Accounting.com

If to TTHX:

Train Travel Holdings, Inc., a Nevada corporation

50244 Dennis Court

Wixom MI 48393

________________

Attn:  B. Allen Brown

Email: ABrown@Railmark.com

If to Railmark:

Railmark Holdings Incorporated, an Indiana corporation

50244 Dennis Court

Wixom MI 48393

Attn: B. Allen Brown

Email: ABrown@Railmark.com

14.2

Binding Effect.  Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

14.3

Headings.  The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

14.4

Exhibits and Schedules.  The exhibits and schedules referred to in this Agreement will be deemed to be a part of this Agreement.

14.5

Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

14.6

Governing Law.  This Agreement will be governed by the laws of the State of Florida without regard to conflict of laws principles thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court located within Broward County, Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

14.7

Waivers.  Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

14.8

Pronouns.  The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

14.9

Joint Drafting.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.

14.10

Time Periods.  Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

14.11

Modification.  No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

14.12

Severability.   If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law, which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

14.13

Entire Agreement.  This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof. All negotiations among the Parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the Parties other than those incorporated herein and to be delivered hereunder.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

TBG Holdings Corporation, a Florida corporation

By:
Name:
Its:

B. Allen Brown

R3 Accounting LLC, a Florida limited liability company

By:
Name:
Its:

Railmark Holdings Incorporated, an Indiana corporation

By:
Name:
Its:

Train Travel Holdings, Inc., a Florida corporation

By:
Name:
Its:

Train Travel Holdings, Inc., a Nevada corporation

By:
Name:
Its:

RAILMARK HOLDERS